Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

GLAUKOS CORPORATION

(originally incorporated July 14, 1998
under the name Transdx, Inc.)

ARTICLE I

NAME OF THE CORPORATION

The name of the Corporation is Glaukos Corporation.

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 1201 North Market Street, Post Office Box 1347 in the City of Wilmington, 19801, County of New Castle.  The name of the Registered Agent of the Corporation at such address is Delaware Corporation Organizers Inc.

ARTICLE III

PURPOSE

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV

AUTHORIZED CAPITAL STOCK

The Corporation is authorized to issue two classes of stock designated “Common Stock” and “Preferred Stock.”  The Preferred Stock shall consist of six series designated “Series A Preferred Stock,” “Series B Preferred Stock,” “Series C Preferred Stock,” “Series D Preferred Stock,” “Series E Preferred Stock” and “Series F Preferred Stock.”

The number of shares of Common Stock which this Corporation is authorized to issue is Seventy Two Million (72,000,000).  The number of shares of Series A Preferred Stock which this Corporation is authorized to issue is Three Million (3,000,000).  The number of shares of Series B Preferred Stock which this Corporation is authorized to issue is Five Million Eight Hundred Four Thousand Eight Hundred Fourteen (5,804,814).  The number of shares of Series C Preferred Stock which this Corporation is authorized to issue is Fourteen Million Seven Hundred Fifty Thousand (14,750,000).  The number of shares of Series D Preferred Stock which this Corporation is authorized to issue is Thirteen Million Eight Hundred Forty-Four Thousand Nineteen (13,844,019).  The number of shares of Series E Preferred Stock which this Corporation is authorized to issue is Eight Million Seven Hundred Fifty-Three Thousand Seven Hundred Ten (8,753,710).  The number of shares of Series F Preferred Stock which this Corporation is authorized to issue is Eight Million Four Hundred Seventy-Four Thousand Five Hundred Seventy-Seven (8,474,577).

All shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have a par value of $0.001 per share.  Except as specifically set forth herein, references hereinafter to “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock.

The rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and series of shares of capital or the holders thereof are set forth below in this Article IV.

1.              Dividends.

(a)         Rights to Receive Dividends.  The holder of each then outstanding share of Series A Preferred Stock, the holder of each then outstanding share of Series B Preferred Stock, the holder of each then outstanding share of Series C Preferred Stock, the holder of each then outstanding share of Series D Preferred Stock, the holder of each then outstanding share of Series E Preferred Stock and the holder of each then outstanding share of Series F Preferred Stock shall be entitled to receive dividends at an annual rate of eight percent (8%) of the Original Purchase Price (as defined below) of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, respectively (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations), payable out of funds legally available therefor.  Such dividends shall be payable in preference and priority to any payment of any dividend on any shares of Common Stock of the Corporation, when, as and if declared by the Board of Directors.  The right to such dividends on the Preferred Stock shall not be cumulative, and no right shall accrue to holders of Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year, whether or not the earnings of the Corporation were sufficient to pay such dividends in whole or in part.  The Board of Directors may fix a record date for the determination of holders of Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than thirty (30) days prior to the date fixed for the payment thereof (the “Preferred Stock Date of Accrual”).  Notwithstanding the foregoing, dividends, if paid, or if declared and set apart for payment, must be paid, or declared and set apart for payment, on all outstanding shares of the Preferred Stock contemporaneously.  For purposes hereof, “Series A Original Purchase Price” shall mean $1.00 (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events); “Series B Original Purchase Price” shall mean $2.16 (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events); “Series C Original Purchase Price” shall mean $2.80 (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events); “Series D Original Purchase Price” shall mean $3.06 (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events); “Series E Original Purchase Price” shall mean $3.37 (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events); and “Series F Original Purchase Price” shall mean $3.54 (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events).

(b)         Payment of Dividends.  The Corporation shall pay to each holder of Preferred Stock on the Preferred Stock Date of Accrual with respect to shares held by each of such holders any and all dividends which have been declared through such date.

(c)          Other Dividends.  Subject to the provisions of Sections 1(a) and (b) hereof, no dividend or other distribution shall be paid, or declared and set apart for payment (other than dividends of Common Stock on the Common Stock of the Corporation) on the shares of any class or series of capital stock of the Corporation, unless and until there shall first be declared and paid on each share of the Preferred Stock a cash dividend in an amount equal to the amount set forth above in Section 1(a) plus an amount equal to such dividend or other distribution on the Common Stock with each share of each series of Preferred Stock entitled to receive the product of (i) the amount of the dividend declared on each share of Common Stock and (ii) the number of shares of Common Stock into which the share of such series of Preferred Stock is then convertible under Section 5 hereof determined by reference to the applicable Conversion Price for such series in effect at the record date for such dividend.

Neither the Corporation nor any of its Subsidiaries shall purchase, redeem or otherwise acquire for value any shares of any class or series of the Corporation’s capital stock (other than the shares of Common Stock issued by the Corporation to its employees, directors or outside consultants or contractors pursuant to plans or arrangements duly approved by the Board of Directors) and no money shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

2.              Liquidation.

(a)         Preference.  In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (a “Liquidation Event”), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each share of Series A Preferred Stock, each share of Series B Preferred Stock, each share of Series C Preferred Stock, each share of Series D Preferred Stock, each share of Series E Preferred Stock and each share of Series F Preferred Stock shall be entitled to receive on a pari passu basis out of the assets of the Corporation, whether such assets are capital, surplus or earnings, an amount equal to the applicable Liquidation Value, as set forth in Section 2(e), of such share before any payment shall be made or assets distributed on the Common Stock or any other class or series of capital stock of the Corporation.

(b)         Partial Payment.  If upon any Liquidation Event the assets of the Corporation distributable as aforesaid among the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall be insufficient to permit the payment to them of the full preferential amounts to which they are entitled, then the entire assets of the Corporation so to be distributed shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock in proportion to the sum of their respective per share Liquidation Values (based upon the number of shares of each such series then outstanding), until payment in full of such amount per share.

(c)          Remaining Assets.  After payment or distribution to the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock of the full amounts set forth in Section 2(a) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of Common Stock then outstanding.

(d)         Deemed Liquidation Event.  For purposes of this Section 2, a Liquidation Event shall be deemed to be occasioned by, and to include, the Corporation’s (i) sale of all or substantially all of its assets, including through a lease or out-license of all or substantially all of the Company’s assets, (ii) a consolidation or merger with or into another Person if, as a result of such consolidation or merger, the holders of the Common Stock and the Preferred Stock prior to such consolidation or merger do not hold at least fifty-one percent (51%) of the combined voting power of the surviving Person, or (iii) the sale of shares of the capital stock of the Corporation, in a single transaction or series of related transactions, representing at least fifty-one percent (51%) of the voting power of the voting securities of the Corporation then outstanding, but excluding a Qualified Public Offering (as defined below) and any transaction(s) principally for bona fide equity financing purposes in which the Corporation issues new shares of capital stock of the Corporation primarily for cash or the cancellation of indebtedness of the Corporation or a combination of thereof for the purpose of financing the operations and the business of the Corporation.

(e)          Liquidation Value.

(i)                                     The Liquidation Value per share of Series A Preferred Stock as of any particular date shall be the sum of (A) the Series A Original Purchase Price plus (B) all declared but unpaid dividends as of the date the Liquidation Value of such share is determined.

(ii)                                  The Liquidation Value per share of Series B Preferred Stock as of any particular date shall be the sum of (A) the Series B Original Purchase Price plus (B) all declared but unpaid dividends as of the date the Liquidation Value of such share is determined.

(iii)                               The Liquidation Value per share of Series C Preferred Stock as of any particular date shall be the sum of (A) the Series C Original Purchase Price plus (B) all declared but unpaid dividends as of the date the Liquidation Value of such share is determined.

(iv)                              The Liquidation Value per share of Series D Preferred Stock as of any particular date shall be the sum of (A) the Series D Original Purchase Price plus (B) all declared but unpaid dividends as of the date the Liquidation Value of such share is determined.

(v)                                 The Liquidation Value per share of Series E Preferred Stock as of any particular date shall be the sum of (A) the Series E Original Purchase Price plus (B) all declared but unpaid dividends as of the date the Liquidation Value of such share is determined.

(vi)                              The Liquidation Value per share of Series F Preferred Stock as of any particular date shall be the sum of (A) the Series F Original Purchase Price plus (B) all declared but unpaid dividends as of the date the Liquidation Value of such share is determined.

3.              Redemption.  The Corporation shall not have the right to call or redeem any shares of the Preferred Stock.

4.              Voting Rights; Directors.

(a)         Generally.  Except as otherwise provided herein, the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the largest number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.  Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held.  Except as otherwise provided by law or this Restated Certificate of Incorporation, the holders of Preferred Stock shall vote together with the holders of the outstanding shares of Common Stock, and not as a separate class or series, and the votes among the holders of one or more series of Preferred Stock as a single class shall be calculated and determined on an as-converted to Common Stock basis.

(b)         Directors.

(i)                                     The holders of Series A Preferred Stock and Series B Preferred Stock, voting together as a class and to the exclusion of all other classes of capital stock of the Corporation, shall be entitled to elect two (2) members of the Board of Directors (the “Series A and B Directors”).  The holders of Series C Preferred Stock, voting together as a single class and to the exclusion of all other classes of capital stock of the Corporation, shall be entitled to elect two (2) members of the Board of Directors (the “Series C Directors”).  The holders of Series D Preferred Stock, voting together as a single class and to the exclusion of all other classes of capital stock of the Corporation, shall be entitled to elect one (1) member of the Board of Directors (the “Series D Director”).  The holders of Series F Preferred Stock, voting together as a single class and to the exclusion of all other classes of capital stock of the Corporation, shall be entitled to elect one (1) member of the Board of Directors (the “Series F Director;” the Series F Director together with the Series A and B Directors, the Series C Directors and the Series D Director, the “Preferred Directors”).  The holders of Common Stock, voting together as a single class and to the exclusion of all other classes of capital stock of the Corporation, shall be entitled to elect two (2) members of the Board of Directors (the “Common Directors”).  Any remaining members of the Board of Directors shall be elected by the holders of Preferred Stock and Common Stock, voting together as a single class (the “General Director”).

(ii)                                  In the case of any vacancy in the office of a director occurring among the Series A and B Directors, the Series C Directors, the Series D Director, the Series F Director, the Common Directors, or the General Director, the remaining Common Director, General Director, the Series A and B Directors, the Series C Directors, the Series D Director or the Series F Director, as the case may be, may, by affirmative vote of a majority thereof (or the remaining director so elected if there is but one, or if there is no such director remaining, by the affirmative vote of the holders of a majority of the shares of that class), elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant.  Any director may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the shares eligible to vote in an election for the seat occupied by that director (e.g., in order to remove a Common Director, the holders of a majority of the Common Stock, voting together as a single class and to the exclusion of all other classes of capital stock of the Corporation, must so vote).

(c)          Preferred Stock Protective Provisions.  In addition to any other vote required by law or this Restated Certificate of Incorporation, so long as at least Three Million Five Hundred Thousand (3,500,000) shares of Preferred Stock shall be outstanding, the Corporation shall not, without the consent of the holders of at least sixty-seven percent (67%) of the outstanding shares of Preferred Stock, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of the Preferred Stock shall vote together as a class:

(i)                                     amend, waive or repeal any provision of, or add any provision to, this Restated Certificate of Incorporation (by reclassification, merger or otherwise) or the Corporation’s Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock, or increase or decrease the number of shares of the Preferred Stock authorized hereby;

(ii)                                  (A) authorize or issue shares of any class or series of stock not authorized herein having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock; or (B) authorize or issue shares of stock of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends or assets superior to any such preference or priority of the Preferred Stock;

(iii)                               reclassify any class or series of any Common Stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Preferred Stock;

(iv)                              pay and dividend or other distribution on any shares of Common Stock or Preferred Stock of the Corporation;

(v)                                 voluntarily liquidate or dissolve;

(vi)                              acquire any other Person, whether by merger, consolidation or asset purchase or all or substantially all of the assets of any other business entity, including through a lease or out-license of the Corporation’s assets;

(vii)                           (A) sell or otherwise dispose of all or substantially all of its assets, including through a lease or out-license of the Company’s assets or (B) consolidate or merge with or into another Person if, as a result of such consolidation or merger, the holders of the Common Stock and the Preferred Stock prior to such consolidation or merger do not hold at least fifty-one percent (51%) of the combined voting power of the surviving corporation; provided, however, that (2) with respect to the transaction contemplated in clause (B) of this subsection (c)(vii), the vote or written consent of at least a majority of the holders of the Series D Preferred Stock, voting separately as a single class, shall be required in addition to the vote otherwise required by this subsection (c) if the price in such consolidation or merger is less than $6.12 per share (adjusted for stock splits, stock dividends, recapitalizations and similar events);

(viii)                        do any act or thing which would result in taxation of the holders of shares of the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

(ix)                              take (A) any action which materially or adversely alters or changes the rights, preferences, or privileges of a series of Preferred Stock by way of charter amendment, merger or consolidation or otherwise in a manner differently from any other series, or (B) any action which would increase or decrease the number of authorized shares of such series, without the approval of a majority of the then outstanding shares of such series, voting as a separate class.

(d)         Series E Preferred Stock Protective Provisions.  In addition to any other vote required by law or this Restated Certificate of Incorporation, so long as at least One Million (1,000,000) shares of Series E Preferred Stock shall be outstanding, the Corporation shall not, without the consent of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of the Series E Preferred Stock shall vote together as a single class:

(i)                                     amend, waive or repeal any provision of, or add any provision to, this Restated Certificate of Incorporation (by reclassification, merger or otherwise) or the Corporation’s Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series E Preferred Stock, or increase or decrease the number of shares of the Series E Preferred Stock authorized hereby;

(ii)                                  (A) sell or otherwise dispose of all or substantially all of its assets, including through a lease or out-license of the Company’s assets or (B) consolidate or merge with or into another Person if, as a result of such consolidation or merger, the holders of the Common Stock and the Preferred Stock prior to such consolidation or merger do not hold at least fifty-one percent (51%) of the combined voting power of the surviving corporation if the price in such sale, consolidation or merger is less than $6.12 per share (adjusted for stock splits, stock dividends, recapitalizations and similar events); or

(iii)                               Take any action that would have the affect of waiving, altering, amending or repealing this Section 4(d), the provision regarding the Series E Special Liquidation Right set forth in Section 5(a)(iii)(B)(1), or Sections 5(c)(v) and 5(f)(iv)(A).

(e)          Series F Preferred Stock Protective Provisions.  In addition to any other vote required by law or this Restated Certificate of Incorporation, so long as at least Five Hundred Thousand (500,000) shares of Series F Preferred Stock shall be outstanding, the Corporation shall not, without the consent of the holders of at least sixty percent (60%) of the outstanding shares of Series F Preferred Stock, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of the Series F Preferred Stock shall vote together as a single class:

(i)                                     Amend, waive or repeal any provision of, or add any provision to, this Restated Certificate of Incorporation (by reclassification, merger or otherwise) or the Corporation’s Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series F Preferred Stock, or increase or decrease the number of shares of the Series F Preferred Stock authorized hereby;

(ii)                                  (A) sell or otherwise dispose of all or substantially all of its assets, including through a lease or out-license of the Company’s assets or (B) consolidate or merge with or into another Person if, as a result of such consolidation or merger, the holders of the Common Stock and the Preferred Stock prior to such consolidation or merger do not hold at least fifty-one percent (51%) of the combined voting power of the surviving corporation if the price in such sale, consolidation or merger is less than $6.12 per share (adjusted for stock splits, stock dividends, recapitalizations and similar events); or

(iii)                               Take any action that would have the affect of waiving, altering, amending or repealing this Section 4(e), the provision regarding the Series F Special Liquidation Right set forth in Section 5(a)(iii)(B)(2), or Sections 5(c)(vi) and 5(f)(iv)(B).

5.              Conversion.  The rights of the holders of shares of Preferred Stock to convert such shares into shares of Common Stock (as defined in Section 5(i) below) of the Corporation (the “Conversion Rights”), and the terms and conditions of such conversion, shall be as follows:

(a)         Right to Convert; Automatic Conversion.

(i)                                     Each share of the Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of the issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock or the Common Stock, into that number of the fully paid and nonassessable shares of Common Stock determined in accordance with the provisions of Sections 5(a)(ii), 5(a)(iii) and 5(b) below.  In order to convert shares of the Preferred Stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or to the transfer agent for the Preferred Stock or the Common Stock, together with written notice to the Corporation stating that it elects to convert the same and setting forth the name or names in which it wishes the certificate or certificates for Common Stock to be issued, and the number of shares of Preferred Stock being converted.

(ii)                                  The Corporation shall, as soon as practicable after the surrender of the certificate or certificates evidencing shares of Preferred Stock for conversion at the office of the Corporation or the transfer agent for the Preferred Stock or the Common Stock, issue to each holder of such shares, or its nominee or nominees, a certificate or certificates evidencing the number of shares of Common Stock (and any other securities and property) to which it shall be entitled and, in the event that only a part of the shares evidenced by such certificate or certificates are converted, a certificate evidencing the number of shares of Preferred Stock which are not converted.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such date and shall, with respect to such shares, have only those rights of a holder of Common Stock of the Corporation.

(iii)                               Each share of Preferred Stock then outstanding shall be automatically converted into that number of fully paid and nonassessable shares of Common Stock determined in accordance with the provisions of Section 5(b) below upon the earlier of (A) the date that is immediately prior to the consummation of a Qualified Public Offering or (B) the receipt of consent of the holders of at least sixty-seven percent (67%) of the outstanding shares of Preferred Stock voting or consenting together as a single class, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of Preferred Stock shall vote together as a single class; provided, however, that if (1) an automatic conversion pursuant to this clause (B) is in conjunction with a Liquidation Event and if the proceeds of such Liquidation Event to the holders of Series E Preferred Stock as holders of Common Stock (i.e. after giving effect to such conversion pursuant to this clause (B)) would be less in aggregate than the proceeds of such Liquidation Event to holders of Series E Preferred Stock as holders of Series E Preferred Stock (i.e. assuming no such conversion pursuant to this clause (B)), then the Series E Conversion Price applicable to such conversion pursuant to this clause (B) shall automatically be adjusted to the conversion price that causes holders of Series E Preferred Stock being converted into Common Stock pursuant to this clause (B) to receive in such conversion that number of shares of Common Stock that will cause such holders to receive, as holders of such Common Stock, in the applicable Liquidation Event an aggregate amount that is equal to the amount that would have been distributed to holders of Series E Preferred Stock pursuant to Section 2(a) with respect to such Liquidation Event had such conversion to Common Stock pursuant to this clause (B) not occurred (the “Series E Special Liquidation Right”) and/or (2) an automatic conversion pursuant to this clause (B) is in conjunction with a Liquidation Event and if the proceeds of such Liquidation Event to the holders of Series F Preferred Stock as holders of Common Stock (i.e. after giving effect to such conversion pursuant to this clause (B)) would be less in aggregate than the proceeds of such Liquidation Event to holders of Series F Preferred Stock as holders of Series F Preferred Stock (i.e. assuming no such conversion pursuant to this clause (B)), then the Series F Conversion Price applicable to such conversion pursuant to this clause (B) shall automatically be adjusted to the conversion price that causes holders of Series F Preferred Stock being converted into Common Stock pursuant to this clause (B) to receive in such conversion that number of shares of Common Stock that will cause such holders to receive, as holders of such Common Stock, in the applicable Liquidation Event an aggregate amount that is equal to the amount that would have been distributed to holders of Series F Preferred Stock pursuant to Section 2(a) with respect to such Liquidation Event had such conversion to Common Stock pursuant to this clause (B) not occurred (the “Series F Special Liquidation Right”).

(b)         Conversion of Preferred Stock.

(i)                                     The Series A Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Series A Conversion Price (as defined herein) per share in effect at the time into $1.00 per share of Series A Preferred Stock being converted.

(ii)                                  The Series B Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Series B Conversion Price (as defined herein) per share in effect at the time into $2.16 per share of Series B Preferred Stock being converted.

(iii)                               The Series C Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Series C Conversion Price (as defined herein) per share in effect at the time into $2.80 per share of Series C Preferred Stock being converted.

(iv)                              The Series D Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Series D Conversion Price (as defined herein) per share in effect at the time into $3.06 per share of Series D Preferred Stock being converted.

(v)                                 The Series E Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Series E Conversion Price (as defined herein) per share in effect at the time into $3.37 per share of Series E Preferred Stock being converted.

(vi)                              The Series F Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Series F Conversion Price (as defined herein) per share in effect at the time into $3.54 per share of Series F Preferred Stock being converted.

(c)          Conversion Price.

(i)                                     The conversion price per share for the Series A Preferred Stock shall initially be $1.00 (the “Series A Conversion Price”) and shall be subject to adjustment from time to time as provided herein.

(ii)                                  The conversion price per share for the Series B Preferred Stock shall initially be $2.16 (the “Series B Conversion Price”) and shall be subject to adjustment from time to time as provided herein.

(iii)                               The conversion price per share for the Series C Preferred Stock shall initially be $2.80 (the “Series C Conversion Price”) and shall be subject to adjustment from time to time as provided herein.

(iv)                              The conversion price per share for the Series D Preferred Stock shall initially be $3.06 (the “Series D Conversion Price”) and shall be subject to adjustment from time to time as provided herein.

(v)                                 Subject to Section 5(a)(iii)(B)(1), the conversion price per share for the Series E Preferred Stock shall initially be $3.37 (the “Series E Conversion Price”) and shall be subject to adjustment from time to time as provided herein.

(vi)                              Subject to Section 5(a)(iii)(B)(2), the conversion price per share for the Series F Preferred Stock shall initially be $3.54 (the “Series F Conversion Price”) and shall be subject to adjustment from time to time as provided herein.

The conversion price as it applies to each series of Preferred Stock is sometimes referred to as the “Conversion Price.”

(d)         Adjustment for Stock Splits, Certain Dividends and Combinations.  If outstanding shares of the Common Stock of the Corporation shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), shall be paid in respect to the Common Stock of the Corporation, the Series A Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price, the Series D Preferred Conversion Price, the Series E Conversion Price and the Series F Preferred Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Corporation shall be combined into a smaller number of shares, the Series A Conversion Price, the Series B Conversion Price, the Series C Preferred Conversion Price, the Series D Preferred Conversion Price, the Series E Preferred Conversion Price and the Series F Preferred Conversion Price in effect immediately prior to such combination shall be proportionately increased.

Any adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Preferred Conversion Price, the Series D Preferred Conversion Price, the Series E Preferred Conversion Price or the Series F Preferred Conversion Price under this Section 5(d) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

(e)          Reorganizations, Mergers, Consolidations or Reclassifications.  In the event of any capital reorganization, any reclassification of the Common Stock (other than a change in par value or as a result of a stock dividend, subdivision, split-up or combination of shares), the consolidation or merger of the Corporation with or into another Person (excluding a consolidation or merger described in Section 2(d)(ii) of this Article IV) (collectively referred to hereinafter as “Reorganizations”), the holders of the Series A Preferred Stock, the Series B

Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock the kind and number of shares of Common Stock or other securities or property (including cash) of the Corporation, or other corporation resulting from such consolidation or surviving such merger to which a holder of the number of shares of the Common Stock of the Corporation which the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock entitled the holder thereof to convert to immediately prior to such Reorganization would have been entitled to receive with respect to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock.  The provisions of this Section 5(e) shall similarly apply to successive Reorganizations.

(f)           Sale of Additional Shares.

(i)                                     If at any time or from time to time following the date of the initial issuance of shares of Series F Preferred Stock the Corporation shall issue or sell Additional Shares of Common Stock (as hereinafter defined) other than as a dividend or other distribution on any class of stock and other than as a subdivision or combination of shares of Common Stock as provided in Section 5(d) above, for a consideration per share less than the then existing Series A Conversion Price, the then existing Series B Conversion Price, the then existing Series C Conversion Price, the then existing Series D Conversion Price, the then existing Series E Conversion Price and/or the then existing Series F Conversion Price, then, and in each such case, the then existing Series A Conversion Price, the then existing Series B Conversion Price, the then existing Series C Conversion Price, the then existing Series D Conversion Price, the then existing Series E Conversion Price and/or the then existing Series F Conversion Price, as the case may be, shall be reduced, as of the opening of business on the date of such issuance or sale, to a price determined by multiplying the applicable Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock issuable upon conversion of the Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock issuable upon conversion of the Preferred Stock) plus the number of shares of Additional Shares of Common Stock actually issued in such issuance.

(ii)                                  For the purpose of making any adjustment in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price, or number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as provided above, the consideration received by the Corporation for any issue or sale of securities shall:

(a)         To the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any expenses payable directly or indirectly by the Corporation and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Corporation in connection with such issue or sale;

(b)         To the extent it consists of property other than cash, the consideration other than cash shall be computed at the fair market value thereof as determined in good faith by the Board of Directors, at or about, but as of, the date of the adoption of the resolution specifically authorizing such issuance or sale, irrespective of any accounting treatment thereof; provided, however, that such fair market value as determined by the Board of Directors, when added to any cash consideration received in connection with such issuance or sale, shall not exceed the aggregate market price of the Additional Shares of Common Stock being issued, as of the date of the adoption of such resolution; and

(c)          If Additional Shares of Common Stock, Convertible Securities (as defined below) or Rights (as defined below) are issued or sold together with other stock or securities or other assets of the Corporation for consideration which covers both, the consideration received for the Additional Shares of Common Stock, Convertible Securities or Rights shall be computed as that portion of the consideration so received which is reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights.

(iii)                               For the purpose of making any adjustment in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price provided in Section 5(f) hereof, if at any time, or from time to time, the Corporation issues any stock or other securities convertible into Additional Shares of Common Stock (such stock or other securities being hereinafter referred to as “Convertible Securities”) or issues any rights or options to purchase Additional Shares of Common Stock or Convertible Securities (such rights or options being hereinafter referred to as “Rights”), then, and in each such case, if the Effective Conversion Price (as hereinafter defined) of such Rights or Convertible Securities shall be less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, the Series E Conversion Price and/or the Series F Conversion Price in effect immediately prior to the issuance of such Rights or Convertible Securities, the Corporation shall be deemed to have issued at the time of the issuance of such Rights or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received in consideration for the issuance of such shares an amount equal to the aggregate Effective Conversion Price of such Rights or Convertible Securities.  For the purposes of this Section 5(f)(iii), “Effective Conversion Price” shall mean an amount equal to the sum of the lowest amount of consideration, if any, received or receivable by the Corporation with respect to any one (1) Additional Share of Common Stock upon issuance of the Rights or Convertible Securities and upon their exercise or conversion, respectively.  No further adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price adjusted upon the issuance of such Rights or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Rights or the conversion of any such Convertible Securities.  If any such Rights or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable, as adjusted upon the issuance of such Rights or Convertible Securities shall be readjusted to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable, which would have been in effect had such adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Rights or on the conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

(iv)                              Waiver by Holders of Series E Preferred Stock or Holders of Series F Preferred Stock.  In addition to any other consent required by law or this Restated Certificate of Incorporation, the rights set forth in this Section 5(f) may not be waived (A) with respect to the Series E Preferred Stock without the vote or written consent of at least a majority of the holders of the Series E Preferred Stock, voting separately as a single class; and (B) with respect to the Series F Preferred Stock without the vote or written consent of at least sixty percent (60%) of the holders of the Series F Preferred Stock, voting separately as a single class.

(g)          Additional Shares of Common Stock.  “Additional Shares of Common Stock” as used in this Section 5 shall mean all shares of Common Stock issued or deemed to be issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than:

(i)                                     securities issued upon the conversion of any shares of the Preferred Stock;

(ii)                                  securities issued or issuable to employees or officers or directors or outside consultants or contractors of the Corporation or any Subsidiary pursuant to a plan, agreement or arrangement duly approved by the Board of Directors, including a majority of the Preferred Directors;

(iii)                               securities issued in connection with the Corporation obtaining lease financing, whether issued to a lessor, guarantor or other Person providing such financing, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board of Directors, including a majority of the Preferred Directors;

(iv)                              securities issued to effect any stock split, stock dividend or recapitalization of the Corporation;

(v)                                 securities issued in connection with any borrowings, direct or indirect from financial institutions or other persons by the Corporation, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board of Directors, including a majority of the Preferred Directors;

(vi)                              securities issued in connection with the acquisition by the Corporation of another entity by consolidation, corporate reorganization or merger, or by the acquisition of all or substantially all of the assets of such other entity, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board of Directors, including a majority of the Preferred Directors;

(vii)                           securities issued in connection with any technology transfer or similar transaction, in which the Corporation acquires rights to such technology, between the Corporation and any other Person, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board of Directors;

(viii)                        securities issued in a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended;

(ix)                              securities issuable upon conversion, exercise or exchange of any other securities that are covered by subsections (i) through (viii) above of this subsection (g).

(h)         Common Stock.  “Common Stock” as used in this Section 5 shall mean any shares of any class of the Corporation’s capital stock other than the Preferred Stock.  The Common Stock issuable upon conversion of the Preferred Stock, however, shall be the Common Stock of the Corporation as constituted on the date hereof, except as otherwise provided in this Section 5.

(i)                                     Certificate of Adjustment.  In each case of an adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock, the Corporation, at its expense, shall cause the Chief Financial Officer of the Corporation to compute such adjustment or readjustment in accordance with this Restated Certificate of Incorporation and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each registered holder of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E

Preferred Stock or the Series F Preferred Stock at the holder’s address as shown on the Corporation’s stock transfer books.  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) Conversion Price at the time in effect for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock, respectively, and (iii) the number of Additional Shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock.  Such notice may be given in advance of such adjustment or readjustment and may be included as part of a notice required to be given pursuant to Section 5(j) below.

(ii)                                  Notices of Record Date.  In the event the Corporation shall propose to take any action of the type or types requiring an adjustment to the Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock, or the number or character of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock as set forth herein, the Corporation shall give notice to the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock, as applicable, in the manner set forth in Section 5(h)(i) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock.  In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(i)             Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.  In the event of the consolidation or merger of the Corporation with another corporation where the

Corporation is not the surviving corporation, effective provisions shall be made in the certificate or articles of incorporation, merger or consolidation, or otherwise of the surviving corporation so that such corporation will at all times reserve and keep available a sufficient number of shares of Common Stock or other securities or property to provide for the conversion of the Preferred Stock in accordance with the provisions of this Section 5.

(j)            Payment of Taxes.  The Corporation shall pay all taxes and other governmental charges (other than any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of shares of any series of Preferred Stock, including without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock or other securities in a name other than that in which the shares of Preferred Stock so converted were registered.

(k)         Status of Converted Stock.  In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation, and this Restated Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

(l)             Repurchase of Shares.  In connection with repurchases by the Corporation of its Common Stock pursuant to agreements with employees, directors, consultants or contractors approved by the Board of Directors, each holder of Preferred Stock shall be deemed to have waived the application, in whole or in part, of any provisions of the Delaware General Corporation Law or any applicable law of any other state which might limit or prevent or prohibit such repurchases.

(m)     No Impairment.  The Corporation shall not amend this Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith use its best efforts, and assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment.

6.              Common Stock.

(a)         Dividend Rights.  Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

(b)         Liquidation Rights.  Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of this Article IV.

(c)          Redemption.  The Common Stock is not redeemable.

(d)         Voting Rights.  The holder of each share of Common Stock shall have the right to one (1) vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by this Restated Certificate of Incorporation and law.

7.              Miscellaneous.

(a)         Definitions.

(i)                                     “Additional Shares of Common Stock” shall have that meaning set forth in Section 5(g) hereof.

(ii)                                  “Conversion Rights” shall have that meaning set forth in Section 5 hereof.

(iii)                               “Convertible Securities” shall have that meaning set forth in Section 5(f)(iii) hereof.

(iv)                              “Effective Conversion Price” shall have that meaning set forth in Section 5(f)(iii) hereof.

(v)                                 “Liquidation Value” shall have that meaning set forth in Section 2(e) hereof.

(vi)                              “Person” shall mean an individual, a corporation, a partnership, a trust or unincorporated organization or any other entity or organization.

(vii)                           “Qualified Public Offering” means a firmly underwritten initial public offering of the Corporation’s Common Stock on a Form S-1 Registration Statement, or any similar form of registration statement, adopted by the Securities and Exchange Commission (the “Commission”) from and after the date hereof, filed with the Commission under the Securities Act of 1933, as amended, with respect to which the Corporation receives gross proceeds of at least $50,000,000 (prior to underwriters’ discounts and expenses relating to such public offering, including without limitation, fees of the Corporation’s counsel) and the price to the public is at least $7.08 per share (equitably adjusted for all stock splits, sub-divisions, stock dividends, combinations and the like).

(viii)                        “Series A Preferred Stock” shall have that meaning set forth in the first paragraph of this Article IV.

(ix)                              “Series B Preferred Stock” shall have that meaning set forth in the first paragraph of this Article IV.

(x)                                 “Series C Preferred Stock” shall have that meaning set forth in the first paragraph of this Article IV.

(xi)                              “Series D Preferred Stock” shall have that meaning set forth in the first paragraph of this Article IV.

(xii)                           “Series E Preferred Stock” shall have that meaning set forth in the first paragraph of this Article IV.

(xiii)                        “Series F Preferred Stock” shall have that meaning set forth in the first paragraph of this Article IV.

(xiv)                       “Subsidiary” means any corporation of which equity securities possessing a majority of the ordinary voting power in electing the board of directors are, at the time as of which such determination is being made, owned by the Corporation either directly or indirectly through one or more Subsidiaries.

(b)         Notices.  All notices referred to herein, except as otherwise expressly provided, shall be made by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so mailed.

(c)          Conflicts.  So long as any of the Preferred Stock is outstanding, in the event of any conflict between the provisions of this Article IV and the remainder of this Restated Certificate of Incorporation or the Bylaws of the Corporation (both as presently existing or hereafter amended and supplemented), the provisions of this Article IV shall be and remain controlling.

ARTICLE V

EXCULPATION AND INDEMNIFICATION

1.              Exculpation.  To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.  If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation’s stockholders, further reductions in the liability of the Corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

2.              Indemnification.  To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other Persons to which Delaware law permits the Corporation to provide indemnification) who are made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he/she, his/her testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation to the same extent as permitted by law, through bylaw provisions, agreements with such agents or other Persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

3.              Effect of Repeal or Modification.  Any repeal or modification of any of the foregoing provisions of this Article V shall not adversely affect any right or protection of a director, officer, agent or other Person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE VI

BOARD POWER REGARDING BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

ARTICLE VII

ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

CORPORATE POWER

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE IX

CERTAIN TRANSACTIONS

To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall not be governed by the provisions of Section 203 of the Delaware General Corporation Law or by any successor or similar statute.

ARTICLE X

CORPORATE OPPORTUNITY

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, if such holder is not an employee of the Corporation or of any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ARTICLE XI

COMPROMISE WITH CREDITORS

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation restates and amends the provisions of the existing Restated Certificate of Incorporation of the Corporation, has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and has been executed by its President and Chief Executive Officer this 18th day of January, 2013.

GLAUKOS CORPORATION

s/THOMAS W. BURNS

Thomas W. Burns,
President and Chief Executive Officer